Exhibit 10.4

Appendix A: Statement of Work (SOW)

SOW Number: 01

Services

This Statement of Work (SOW 01), effective June 1, 2020 (SOW 01 Effective Date), is governed by the terms of the Master Service Agreement (“Agreement”) made between Positive Venture Group Inc., 501 – 1400 St. Laurent Blvd., Ottawa, Ontario, K1K 4H4, Canada (“Positive”) and CurAegis Technologies Inc., 350 Linden Oaks, Rochester, New York, USA. 14625. (“You” or “Client”) and is effective as of June 1, 2020 (“Agreement Effective Date”).

1.	Term

June 1, 2020 – May 31, 2021 (the “SOW 01 Term”)

2.	Positive Responsibilities

Under this SOW, Positive will undertake the following activities (the “Services”):

2.1.	Assign Positive Venture Hub (Hub) to You to provide Outsourced Finance Services to CurAegis Technologies Inc. The Hub shall work with You to deliver the following services:
2.1.1.	Transition Services:
2.1.1.1.	Situation Assessment (half day);
2.1.1.2.	Set-up on NetSuite “FaaS LE – SmallBiz OneWorld”, Pricing Category 3 (less than $20,000,000,00 USD Revenue), including:
2.1.1.2.1.	Two (2) Client Restricted NetSuite User(s);
2.1.1.2.1.1.	Should You require additional NetSuite Users, there will be an added cost of $100 per user to the Charges outlined below, as preapproved by You.
2.1.1.2.2.	Standard Industry Chart of Accounts | Accounts Payable | Accounts Receivable; and
2.1.1.2.3.	Bank Accounts | Organizations | Income Statement and Balance Sheet Reporting.
2.1.1.3.	Data Migration:
2.1.1.3.1.	Vendors | Customers | AR and AP Balances;
2.1.1.3.2.	Trial Balance Uploads for current fiscal year (monthly intervals) | Prepaid and Accrual Items | Deferred Revenue Balances; (no transactional data uploads are included currently)
2.1.1.3.3.	Other liability and equity balances; and
2.1.1.3.4.	Please note this SOW is for one [1] Legal Entities.
2.1.1.4.	Connections and Integrations:
2.1.1.4.1.	Expensify integration for up to 15 users
2.1.1.4.2.

Note, the services outlined in this SOW 01 do not include any additional integrations or connectors other than those outlined above. Should CurAegis Technologies Inc. identify the need for additional integrations or connectors during the term of this SOW, an Amendment will be created to reflect the costs associated, as mutually agreed between You and Positive.

2.1.2.	Monthly Outsourced Finance Services:
2.1.2.1.	Accounts Receivable Processing;
2.1.2.2.	Accounts Payable Processing;
2.1.2.3.	Payroll Administration Processing;
2.1.2.4.	Cash Management Processes;
2.1.2.4.1.	Including Week/ bi-weekly | Cash Flow review
2.1.2.5.	Harmonized Sales Tax and other regulatory filings;
2.1.2.6.	Month-end Accounting Process; and
2.1.2.7.	Standard monthly Financial Reporting and Review (Income Statement and Balance Sheet).

3.	Completion Criteria

The following milestones shall deem completion of Outsourced Finance activities:

3.1.	Completion of Transition Services;
3.1.1.	Trial Balance data uploaded to system for current and previous fiscal year only (additional years is not in scope).
3.2.	Initiation of a Monthly Outsourced Finance Services;
3.3.	Monthly Review of Financial Statements; Monthly close completed business Day 15;
3.4.	Completion of Quarterly Close; Quarter close completed by business Day 15;
3.5.	Completion of Annual Close.

4.	Deliverables and Materials
4.1.	Initial transition and setup;
4.2.	Annual Unaudited Financial Statements;
4.3.	Accurate and Timely Payroll records;
4.4.	Accurate Accounts Receivable and Accounts Payable Documentation;
4.5.	Accurate and timely HST Tax Filings;
4.6.	Monthly and quarterly financial statements; and
4.7.	Annual Service Review conducted 60 days before Contract Renewal Term.

5.	Positive Responsibilities

Under this SOW, Positive will undertake the following activities (the “Services”):

5.1.	Positive will assign “You” a CFO to provide C-Level Financial Advisory Services to CurAegis Technologies Inc. The CFO shall work with CurAegis Technologies Inc.’s Management to:
5.1.1.	Perform a situation assessment (needs, wants, priorities) of CurAegis Technologies Inc. related to the Services Positive can provide.
5.1.2.	Establish and enhance the cash flow forecast reporting and processes.
5.1.3.	Strengthen and support the financial accounting and reporting processes.
5.1.4.	Augment strategic plan and associated processes (5-year plan, remodeled quarterly).
5.1.5.	Establish or augment Board governance and meeting cadence.

5.1.6.	Establish or augment Management cadence and goal setting.
5.1.7.	Support financing and funding (grants) activities and inorganic transactions (e.g. M&A).
5.1.8.	Identify and execute other value-add introductions and activities beneficial to You.
5.1.9.	Act as a virtual CFO including:
5.1.9.1.	Participate in the management cadence including sales and Executive meetings.
5.1.9.2.	Participate in the reporting and meeting cadence for investors and the Board of Directors.
5.1.9.3.	Support monthly, quarterly and annual financial statement and reporting preparation and interface with external Auditors/Accountants.
5.1.9.4.	Support monthly finance operations, including billing, collections, payments, payroll and banking and cash flow management activities.
5.1.9.5.	Support strategic and annual planning processes.
5.1.9.6.	Support compensation planning and structures.
5.1.9.7.

Participate in the management activities as necessary including meeting with customers, meeting with investors, supplier management, review of contracts, review of accounting conclusions, policies and procedures etc.

5.1.9.8.	Support annual tax and payroll filing compliance, including Scientific Research and Experimental Development (SRED) Claims.
5.1.9.9.	Support tax planning with the CEO and Advisors.
5.1.10.	Act as a support for the CEO on financial and other matters.
5.1.11.	Other general participation on the management team.
5.1.12.	Act as an interface with the Board to ensure appropriate governance processes are in place.

6.	Completion Criteria

The following milestones shall deem completion of CFO activities:

6.1.	Completion of a situation assessment for You, including a list of recommended priorities.
6.2.	Establishment of a cash flow report and process.
6.3.	Completion of monthly, quarterly and annual financial statements and associated Audit/Review.
6.3.1.	Including deliverables and/or work effort related to SEC and Regulatory reporting (ex. 10Q, 10K, etc.)
6.4.	Deliver an annual budget and long-term (5-year) strategic plan, and associated Key Performance Indicator (KPI) metrics, as required.
6.5.	Support the creation of investor presentations to support financings, as required.
6.6.	Support the preparation and submissions of grant applications for non-dilutive financing, as required.
6.7.	Support the preparation of a Calendar Wheel for Board and Committees (e.g. Audit, Compensation).
6.8.	Provide recommendations on the management cadence and support associated meetings.
6.9.	Support the completion of Fiscal tax and payroll filings, including SRED Claims. Please note, this does not include Corporate Tax Filings.

7.	Deliverable Materials

The following deliverables shall be delivered during the performance of CFO activities:

7.1.	Situation assessment.
7.2.	Cash flow forecast.
7.3.	Monthly, quarterly and annual financial statements
7.4.	Annual budget and associated Company/management KPIs.
7.5.	Long-term (5-year) strategic plan financial report.
7.6.	Investor presentations to support financing.
7.7.	Grant materials.
7.8.	Support annual tax and payroll filings.
7.8.1.

Please note, this does not include the full preparation of complete Corporate Tax Filings, foreign tax filings or provincial, state or local excise tax filings outside the province of Ontario, which will generally be handled by a third party tax advisor as facilitated by You or Positive.

7.8.2.	Documented recommendations on operational processes.

8.	Positive Responsibilities

Under this SOW, Positive will undertake the following activities (the “Services”):

8.1.

Positive will assign “You” a member of the Financial Planning & Analysis team to provide FP & A Services to CurAegis Technologies Inc. The FP&A team shall work with CurAegis Technologies Inc.’s Management to:

8.1.1.	Perform a situation assessment (needs, wants, priorities) of CurAegis Technologies Inc. related to the FP&A Services Positive can provide.
8.1.2.	Establish or enhance business model:
8.1.2.1.	Monthly reporting and forecast updates.
8.1.2.2.	Support for KPI reporting.
8.1.2.3.	Quarterly rolling plans.
8.1.2.4.	Annual Budgets and monthly-year plans.

9.	Completion Criteria

The following milestones shall deem completion of activities:

9.1.	FP&A Service activities:
9.1.1.	Provide monthly forecast and reporting package.
9.1.2.	Support quarterly rolling plans.
9.1.3.	Provide annual budget.

10.	Deliverable Materials

The following deliverables shall be delivered during the performance of the activities.

10.1.	FP&A deliverables:
10.1.1.	Business Model.
10.1.2.	Forecast and reports.

10.1.3.	Quarterly rolling plan.
10.1.4.	Annual budget.

11.	Outsourced Finance Scope and Specifications
11.1.	Process Areas in Scope

The Service supports the below standard process areas. Certain process areas of the Service support particular functionalities:

11.1.1.	Record to Report – General Ledger;
11.1.2.	Design to Build – Product/Service Item Configuration;
11.1.3.	Procure to Pay / Return to Debit; and
11.1.4.	Order to Cash / Return to Credit.
11.2.	Organizational Structure – Subsidiary Management

This SOW includes subsidiary management and consolidation and the following organizational structure will be implemented:

Subsidiary Name	Parent Subsidiary	Operations	Base Currency
[INSERT SUBSIDIARY ENTITY NAME]	[INSERT PARENT ENTITY NAME]	Canada	CAD
[INSERT SUBSIDIARY ENTITY NAME]	[INSERT PARENT ENTITY]	Canada	CAD
[INSERT SUBSIDIARY ENTITY NAME]	[INSERT PARENT ENTITY]	USA	USD

11.2.1.	Assumptions:
11.2.1.1.	A single consistent Chart of Accounts (“COA”) for parent and all subsidiaries will be configured. Individual accounts within the COA can be limited to only one subsidiary.
11.2.1.2.	Each subsidiary (unless otherwise identified) is 100% owned by the parent.
11.2.1.3.	All subsidiaries have the same fiscal year end (12/31).
11.2.1.4.	All subsidiaries will be configured with the user interface in English.

11.3.	Currency

This SOW includes multi-currency functionality:

11.3.1.	Definition of multiple foreign currencies – USD, CAD, etc.
11.3.2.	Currency exchange rate table and open transaction revaluation; and
11.3.3.	Exchange rate integration feature.

11.4.	Process Area Configuration Detail

This SOW includes the following basic process area configuration and setup activities:

11.4.1.	Record to Report (Included Activities):
11.4.1.1.	Departments Segment (50 max) - replicated across books;
11.4.1.2.	Classes Segment (50 max) - replicated across books;
11.4.1.3.	Single Chart of Accounts (300 max);
11.4.1.4.	Subsidiaries (2 max);
11.4.1.5.	Accounting Periods - 12 Calendar Month;
11.4.1.6.	Multiple Currencies & Exchange Rates; and
11.4.1.7.	Up to 1 Budget, segmented by department & subsidiary.
11.4.2.	Design to Build (Included Activities)

Items will be used to facilitate GL impact of AP and AR transactions:

11.4.2.1.	Item Master to include the following items types (max 500);
11.4.2.2.	Item Type;
11.4.2.3.	Non-Inventory;
11.4.2.4.	Service; and
11.4.2.5.	Discount/Markup.
11.4.3.	Procure to Pay / Return to Debit (Included Activities):
11.4.3.1.	Vendor Master;
11.4.3.2.	Employee Master;
11.4.3.3.	Purchase Requests/Orders;
11.4.3.4.	Vendor Bills;
11.4.3.5.	Amortization Schedules (up to 5 schedules);
11.4.3.6.	Vendor Bill Payments;
11.4.3.7.	Vendor Credits; and
11.4.3.8.	Expense Reports.
11.4.4.	Order to Cash / Return to Credit (Included Activities):
11.4.4.1.	Customer Master;
11.4.4.2.	Sales Orders;
11.4.4.3.	Customer Invoice;
11.4.4.4.	Customer Payments; and
11.4.4.5.	Credits Memo.

11.5.	General Configuration Scope Detail
11.5.1.	This SOW includes the following general configuration and setup activities:
11.5.1.1.	Personalization of Company Information, Rename Records/Transactions, Auto- Generated Numbers and Preferences; and
11.5.1.2.	Installation of NetSuite Leading Practice dashboards, without modification.
11.5.2.	This SOW includes the following general configuration/personalization of the following UI forms:
11.5.2.1.	Customer Form;
11.5.2.2.	Employee Form;
11.5.2.3.	Item Form(s);

11.5.2.4.	Vendor Form
11.5.2.5.	Sales Order Form;
11.5.2.6.	Invoice Form;
11.5.2.7.	Purchase Order Form; and
11.5.2.8.	Vendor Bill Form.
11.5.3.	Assumptions:
11.5.3.1.	Positive will create up to twenty-five (25) total custom fields for use on the above Custom Forms;
11.5.3.2.	Positive will create up to five (5) custom saved searches; and
11.5.3.3.	Positive will create up to five (5) custom reports.
11.5.4.	This SOW includes the following general configuration/personalization of the following printed forms:
11.5.4.1.	Check;
11.5.4.2.	Invoice;
11.5.4.3.	Purchase Order
11.5.4.4.	Sales Order; and
11.5.4.5.	Credit Memo.
11.5.5.

This SOW includes the following preconfigured roles (please note: our standard SOW includes one “Account Reviewer” preconfigured role, other roles used as additional users and may be purchased for an additional fee, as mutually agreed between You and Positive).

11.5.5.1.	CEO (Hands Off);
11.5.5.2.	Accountant Reviewer;
11.5.5.3.	Purchasing Manager;
11.5.5.4.	Sales Rep;
11.5.5.5.	Sales Manager; and
11.5.5.6.	Positive will create up to five (5) customized roles as required for the client.

11.6.	Data Migration Scope Detail:
11.6.1.	Import Services;
11.6.1.1.	Positive will import the following data from Customer’s legacy systems into NetSuite.
11.6.1.2.	Customer will be responsible for the necessary data encryption, data extraction, data consolidation and data cleansing work required for all data migration.
11.6.1.3.	Positive will provide Customer with templates for each data type to be migrated and will advise Customer on best practices for data consolidation and data planning.
11.6.2.	List Data Imports.

The following tables list the entity/objects in scope for data migration, quantity limits, and the party responsible for data extraction, integrity and imports.

Entity		Import Method	Responsibility for Extraction	Responsibility for Data Integrity	Responsibility for Data Import	Responsibility for Reconciliation
	Max # of Records
Chart of Accounts	300	CSV	You	You	Positive	You
Employees	100	CSV	You	You	Positive	You
Vendors	250	CSV	You	You	Positive	You
Customers	250	CSV	You	You	Positive	You
Contacts	250	CSV	You	You	Positive	You
Items	500	CSV	You	You	Positive	You

Transaction Data Import

Entity/Object	Max # of Records	Import Method	Responsibility for Extraction	Responsibility for Data Integrity	Responsibility for Data Import	Responsibility for Reconciliation
Opening Balance	1 CoA	CSV	You	You	Positive	You
Historical Transactions/Trial Balances	Current Year	CSV	You	You	Positive	You
Open AP	250 records	CSV	You	You	Positive	You
Open AR	250 records	CSV	You	You	Positive	You

11.6.2.1.	Should you require import of historical data over and above what is outlined in 5.6.2., there will be an additional cost, as preapproved between You and Positive.

11.7.	User Enablement Scope Detail
11.7.1.

Positive will train a super user on functional processes that are designated as in scope. This is a “train the trainer” approach; classroom training sessions for the entire customer user base will not be provided. These training services will include:

11.7.1.1.	Development of a training plan; and
11.7.1.2.	Remote live sessions for process areas identified.
11.7.2.	Training Plan and Deliver:
11.7.2.1.	Positive will collaborate with You on the creation of a training plan that will be used as the basis for the delivery of the end user training; and
11.7.2.2.	Total NetSuite training is not to exceed 5 hours. Supplementary training can be acquired at an additional hourly rate.
11.7.3.	Project Team:
11.7.3.1.

You are responsible for providing and ensuring Your committed participation of resources required during the Onboarding Project. Positive resources are not necessarily dedicated to any single project and may be engaged across many projects for various customers.

11.7.4.	Project Roles and Responsibilities:
11.7.4.1.

It is important to understand this is a list of project roles, not individuals required to complete the Project. Depending on the size of the engagement, a single individual may take responsibility for any number of roles or a single role may require more than one individual.

11.7.4.1.1.	Sponsor - Responsible for providing Customer resources needed for a successful implementation and promote process change where necessary.
11.7.4.1.2.	Project Manager - Responsible for the oversight of Customer resources, schedules and deliverables.
11.7.4.1.3.	Business Process Owner - Responsible for review and acceptance processes and identification of any exceptions.

12.	Fees

This SOW 01 will be conducted on a monthly services basis. Positive will provide estimates for the Services as described in the following schedule:

Resource Name	Service	Estimated No. of months	Rate per month USD$	Total USD$
Positive Venture Hub	NetSuite onboarding	1 month (June 2020) Onboarding to be initiated June 8	$ 15,000.00 Bill to be submitted June 15	$ 15,000.00
Positive Venture Hub	Outsourced Finance Services	11 months (July 2020 - May 2021)	$ 11,500	$ 126,500.00
	CFO	11 months (July 2020 - May 2021)
	FP&A	11 months (July 2020 - May 2021)
TOTAL		12 months		$141,500.00

Positive will invoice CurAegis Technologies Inc. on a monthly basis in advance on the first day of each month for services provided. Payments are due Net 15. While Positive estimates that these services be delivered over a 12-month period, this contract can be revisited each quarter to ensure that each side is receiving value for the time spent. Positive is committed to the pricing schedule above for the initial term of the contract unless there is a substantial inorganic change to the business, at which time Positive will approach CureAegis with a proposal and discussion about a modified fee structure.

This Agreement shall be automatically renewed for successive one (1) year terms thereafter (each a “Renewal Term”) until and unless either Party provides the other Party with sixty (60) days prior written notice to the end of the Initial Term or the Renewal Term, provided that You may not terminate this SOW in the first six (6) months of the SOW 01 Term if the Services include a subscription to NetSuite or other Third-Party Software. Due to the significant investments being made by Positive in the initial months of the SOW # Term, should You wish to terminate the SOW # services within the first six (6) months of the initial term of this SOW, You shall pay Positive additional fees equal to twenty-five percent (25%) of the remaining Services otherwise payable in the SOW # Term.

The above fees are based on your annual revenues being less than $20,000,000.00 USD and is for one (1) Legal Entities. We regularly review your financial statements with you; when you exceed the $20,000,000.00 USD Annual Revenue threshold, we will review our pricing grid with you and will invoke a Project Change Request (“PCR”) as outlined in Appendix A-1. In the event You decide to use Services for additional Legal Entities, we will also issue a PCR to adjust the fees. In the event transaction volumes for any of the activities increase by more than ten percent (10%) from above, we will also issue a PCR to adjust the fees.

Any estimate given by Positive of any charge whether for planning or any other purpose is only an estimate. As these are estimated amounts, actual charges may differ, and we may adjust the mix of hours and rates shown above without a Project Change Request (PCR) as described in Appendix A: Project Change Control Procedure, as long as the Total Services Charges are not exceeded.

13.	Third-Party Software
13.1.	As part of the Service, Positive is sublicensing the following Third-Party Software to Client:
•	NetSuite “FaaS LE – SmallBiz OneWorld”, Pricing Category 3 (less than $20,000,000.00 USD Revenue) (“NetSuite Service”).
13.2.	Client’s use of the NetSuite Service is subject to the following terms and conditions:

a. Client has a limited, non-exclusive, non-transferable right to access and use the NetSuite account solely in the course of receiving the Services from Positive, and not for the Client’s general internal business use;

b. Client shall look solely to Positive for any issues or claims regarding the Services (including without limitation the NetSuite Service);

c. The NetSuite Service shall not be used to store, maintain, process or transmit protected health information (as defined by applicable law), and the NetSuite Service will not be used in any manner that would require NetSuite or the Service to be compliant with the United States Health Insurance Portability and Accountability Act of 1996, as amended and supplemented;

d. All rights, title and interest in and to all intellectual property rights in the NetSuite Service are reserved by NetSuite and its licensors; and

e. All usages of the NetSuite Service by any Client users is subject to NetSuite’s standard Terms of Service.

A - 1:	Project Change Control Procedure

The following process will be followed if a change to this SOW is required.

(1)

Positive and you may determine that it is necessary to exceed the number of estimated hours for the Services as stated in above. In such event, you may authorize additional hours and funding by the written request of your SOW signatory. The request must reference the SOW number. Through the end of the calendar year (i.e., December 31) during which this SOW is originally executed, additional hours, funding, and End-Date extension may only be requested in writing, at the originally contracted hourly rate, specified in SOW Section 4, Fees. All Changes require a Project Change Request as detailed below.

(2)	A Project Change Request (PCR) will be the vehicle for communicating change. The PCR must describe the change, the rationale for the change and the effect the change will have on the project.

(3)

A PCR must be signed by authorized representatives from both parties to authorize implementation of the change. Until a change is agreed to in writing, both parties will continue to act in accordance with the latest agreed version of the SOW.